Exhibit 99.1

Box Reports Strong Fourth Quarter and Fiscal Year 2023 Financial Results

Fourth Quarter Revenue Growth of 10% Year-Over-Year, Full Year 2023 Revenue Growth of 13% Year-Over-Year

Record Profitability with Fourth Quarter GAAP Operating Margin of 8% and Non-GAAP Operating Margin of 26%

Full Year 2023 GAAP Operating Margin of 4% and Non-GAAP Operating Margin of 23%

REDWOOD CITY, Calif. – March 1, 2023 – Box, Inc. (NYSE:BOX), the leading Content Cloud, today announced preliminary financial results for the fourth quarter and fiscal year 2023, which ended January 31, 2023.

“Fiscal 2023 was another strong year for Box, as we achieved a $1 billion annual revenue run rate on a quarterly basis and significantly expanded our operating margins,” said Aaron Levie, co-founder and CEO of Box. “In this challenging environment more enterprises are turning to Box’s Content Cloud to drive up productivity in their organization, simplify their IT stack, and optimize spend, while leveraging Box’s advanced security capabilities to protect their most important data from a wide range of threats. By aligning our platform with our customers’ most pressing priorities we deliver increased value to both our customers and shareholders.”

“Operational excellence and a sharp focus on our bottom line allowed us to deliver a combined revenue growth plus free cash flow margin outcome in fiscal 2023, up significantly year-over-year,” said Dylan Smith, co-founder and CFO of Box. “It is clear our multi-year effort to lower our cost structure while investing to drive durable, long-term growth is enabling us to deliver a continued healthy balance of growth and profitability in FY24 and beyond.”

Fiscal Fourth Quarter Financial Highlights

•
Revenue for the fourth quarter of fiscal year 2023 was $256.5 million, a 10% increase from revenue for the fourth quarter of fiscal year 2022 of $233.4 million, or 15% growth on a constant currency basis.
•
Remaining performance obligations (“RPO”) as of January 31, 2023, were $1.245 billion, a 16% increase from remaining performance obligations as of January 31, 2022 of $1.071 billion, or 21% growth on a constant currency basis.
•
Billings for the fourth quarter of fiscal year 2023 were $357.1 million, a 6% increase from billings for the fourth quarter of fiscal year 2022 of $337.9 million, or 9% growth on a constant currency basis.
•
GAAP gross profit for the fourth quarter of fiscal year 2023 was $195.5 million, or 76.2% of revenue. This compares to a GAAP gross profit of $168.7 million, or 72.3% of revenue, in the fourth quarter of fiscal year 2022.
•
Non-GAAP gross profit for the fourth quarter of fiscal year 2023 was $201.3 million, or 78.5% of revenue. This compares to a non-GAAP gross profit of $175.2 million, or 75.1% of revenue, in the fourth quarter of fiscal year 2022.
•
GAAP operating income in the fourth quarter of fiscal year 2023 was $19.7 million, or 7.7% of revenue. This compares to a GAAP operating loss of $0.2 million, or negative 0.1% of revenue, in the fourth quarter of fiscal year 2022.
•
Non-GAAP operating income in the fourth quarter of fiscal year 2023 was $66.6 million, or 26.0% of revenue. This compares to a non-GAAP operating income of $48.5 million, or 20.8% of revenue, in the fourth quarter of fiscal year 2022.
•
GAAP net income per share attributable to common stockholders, basic and diluted, in the fourth quarter of fiscal year 2023 was $0.10 on 143.6 million and 150.5 million weighted-average shares outstanding, respectively. This compares to a GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.06 in the fourth quarter of fiscal year 2022 on 148.3 million weighted-average shares outstanding. GAAP net income per share attributable to common stockholders in the fourth quarter of fiscal year 2023 includes a negative impact of $0.05 from unfavorable foreign exchange rates.
•
Non-GAAP net income per share attributable to common stockholders, diluted, in the fourth quarter of fiscal year 2023 was $0.37. This compares to a non-GAAP net income per share attributable to common stockholders, diluted, of $0.24 in the fourth quarter of fiscal year 2022. Non-GAAP net income per share attributable to common stockholders in the fourth quarter of fiscal year 2023 includes a negative impact of $0.05 from unfavorable foreign exchange rates.
•
Net cash provided by operating activities in the fourth quarter of fiscal year 2023 was $92.2 million, an increase of 87% from net cash provided by operating activities of $49.2 million in the fourth quarter of fiscal year 2022.
•
Non-GAAP free cash flow in the fourth quarter of fiscal year 2023 was $74.7 million, an increase of 124% from non-GAAP free cash flow of $33.3 million in the fourth quarter of fiscal year 2022.

Fiscal Year 2023 Financial Highlights

•
Revenue for fiscal year 2023 was $990.9 million, a 13% increase from revenue for fiscal year 2022 of $874.3 million, or 17% growth on a constant currency basis.
•
Billings for fiscal year 2023 were $1.022 billion, a 9% increase from billings for fiscal year 2022 of $941.9 million, or 15% growth on a constant currency basis.
•
GAAP gross profit for the fiscal year 2023 was $738.3 million, or 74.5% of revenue. This compares to a GAAP gross profit of $624.8 million, or 71.5% of revenue, in fiscal year 2022.
•
Non-GAAP gross profit for fiscal year 2023 was $761.9 million, or 76.9% of revenue. This compares to a non-GAAP gross profit of $650.1 million, or 74.4% of revenue, in fiscal year 2022.
•
GAAP operating income in fiscal year 2023 was $36.8 million, or 3.7% of revenue. This compares to a GAAP operating loss of $27.6 million, or negative 3.2% of revenue, in fiscal year 2022.
•
Non-GAAP operating income in fiscal year 2023 was $229.0 million, or 23.1% of revenue. This compares to a non-GAAP operating income of $173.4 million, or 19.8% of revenue, in fiscal year 2022.
•
GAAP net income per share attributable to common stockholders, basic and diluted, in fiscal year 2023 was $0.06 on 143.6 million and 150.2 million weighted-average shares outstanding, respectively. This compares to a GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.35 in fiscal year 2022 on 155.6 million weighted-average shares outstanding. GAAP net income per share attributable to common stockholders in fiscal year 2023 includes a negative impact of $0.17 from unfavorable foreign exchange rates.
•
Non-GAAP net income per share attributable to common stockholders, diluted, in fiscal year 2023 was $1.20. This compares to a non-GAAP net income per share attributable to common stockholders, diluted, of $0.85 in fiscal year 2022. Non-GAAP net income per share attributable to common stockholders in fiscal year 2023 includes a negative impact of $0.17 from unfavorable foreign exchange rates.
•
Net cash provided by operating activities in fiscal year 2023 was $298.0 million, an increase of 27% from net cash provided by operating activities of $234.8 million in fiscal year 2022. Net cash provided by operating activities was 30% of revenue in fiscal year 2023.
•
Non-GAAP free cash flow in fiscal year 2023 was $238.4 million, an increase of 40% from non-GAAP free cash flow of $170.2 million in fiscal year 2022. Non-GAAP free cash flow was 24% of revenue in fiscal year 2023.

For the purpose of this press release, growth on a constant currency basis and impact from foreign exchange is determined by comparing current period reported results, with the current results calculated using the equivalent rates in the prior period.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Business Highlights Since Last Earnings Release

•
Delivered wins or expansions with leading organizations such as Ace Hardware Corporation, Allbirds, BBC Studios Distribution Limited, Bose Corporation, Lineage Logistics Holdings, Penske Truck Leasing Co., Shiseido Americas Corporation, Sony Music Entertainment, Sunbelt Rentals, Sysmex France, and World Fuel Services.
•
Unveiled the Box Canvas public beta, which invites customers to explore a free and native, visual collaboration and digital whiteboarding experience.
•
Delivered several enhancements to Box Shield, the company’s flagship security solution for protecting content in the cloud, including its new Ethical Walls feature and advancements to its malware scanning capability to help reduce the risk of malicious attacks. Additionally, Box added new authentication and verification controls to its platform to provide customers with greater protection against unauthorized account access.
•
Announced the general availability of new enhancements to the Box for Salesforce integration on Salesforce AppExchange, which helps businesses connect teams to their content so they can work securely from anywhere.

•
Enhanced the interoperability between Google Workspace and Box with the release of a new feature for the Box for Google Workspace Add-on, enabling customers to access their Box files, create and add new Box Notes and update sharing permissions directly from their Google Calendar invitations.

•
Announced the grantees of the Box Impact Fund, which provides grants for digital transformation to nonprofit organizations doing critical work in the areas of child welfare, crisis response and the environment.

•
Recognized by GlassDoor in their Best Places to Work award as #2 for 2023.

Outlook

The following guidance includes the impact of any expected foreign exchange headwinds, assuming present foreign currency exchange rates.

Q1 FY24 Guidance

•
Revenue is expected to be in the range of $248 million to $250 million, up 5% year-over-year at the high end of the range, or 10% growth on a constant currency basis.

•
GAAP operating margin is expected to be approximately 0.5%, and non-GAAP operating margin is expected to be approximately 21%.

•
GAAP net loss per share attributable to common stockholders is expected to be in the range of $0.04 to $0.03. GAAP EPS guidance includes an expected negative impact of $0.06 from unfavorable foreign exchange rates.

•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $0.26 to $0.27. Non-GAAP EPS guidance includes an expected negative impact of $0.06 from unfavorable foreign exchange rates.

•
Weighted-average basic and diluted shares outstanding are expected to be approximately 145 million and 154 million, respectively.

Full Year FY24 Guidance

•
Revenue is expected to be in the range of $1.050 billion to $1.060 billion, up 7% year-over-year at the high end of the range, or 10% growth on a constant currency basis.

•
GAAP operating margin is expected to be approximately 4.5%, and non-GAAP operating margin is expected to be approximately 25%.

•
GAAP net income per share attributable to common stockholders is expected to be in the range of $0.17 to $0.23. FY24 GAAP EPS guidance includes an expected negative impact of $0.14 from unfavorable foreign exchange rates.

•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $1.42 to $1.48. FY24 Non-GAAP EPS guidance includes an expected negative impact of $0.14 from unfavorable foreign exchange rates.

•
Weighted-average basic and diluted shares outstanding are expected to be approximately 145 million and 153 million,

respectively.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP operating margin and GAAP to non-GAAP net (loss) income per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call. Prepared remarks will be available on the Box Investor Relations website after the call ends.

The conference call can be accessed by registering online at https://conferencingportals.com/event/xgkBSAEo at which time registrants will receive dial-in information as well as a conference ID. A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-770-2030 (toll-free), conference ID: 23531

+ 1-647-362-9199 (toll), conference ID: 23531

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding its growth and profitability, the size of its market opportunity, sales productivity, its leadership position in the cloud content management market, the demand for its products, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships, the impact of its acquisitions on future Box product offerings, the benefits to its customers from completing acquisitions, the time needed to integrate acquired businesses into Box, the impact of macroeconomic conditions on its business, its ability to grow and scale its business and drive operating efficiencies, the impact of fluctuations in foreign currency exchange rates on its future results, its net retention rate, its ability to achieve revenue targets and billings expectations, its revenue and billings growth rates, its ability to expand operating margins, its revenue growth rate plus free cash flow margin in fiscal year 2024 and beyond, its long-term financial targets for fiscal year 2025 and beyond, its ability to achieve profitability on a quarterly or ongoing basis, its non-GAAP free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, its revenue, billings, GAAP and non-GAAP gross margins, GAAP and non-GAAP net income (loss) per share, GAAP and non-GAAP operating margins, the related components of GAAP and non-GAAP net income (loss) per share, weighted-average outstanding share count expectations for Box’s fiscal first quarter and full fiscal year 2024 in the section titled “Outlook” above, equity burn rate, any potential repurchase of its common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the COVID-19 pandemic, the Russian invasion of Ukraine, inflation, and fluctuations in foreign currency exchange rates; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; and (9) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Box. While Box believes these estimates are meaningful, they could differ from the actual amounts that Box ultimately reports in its Annual

Report on Form 10-K for the fiscal year ended January 31, 2023. Box assumes no obligations and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended January 31, 2023.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended October 31, 2022. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) per share attributable to common stockholders, billings, remaining performance obligations, non-GAAP free cash flow and free cash flow margin. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making (including for purposes of determining variable compensation of members of management and other employees) and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

Non-GAAP gross profit (loss) and non-GAAP gross margin. Box defines non-GAAP gross profit (loss) as GAAP gross profit (loss) excluding expenses related to stock-based compensation (“SBC”) included in cost of revenue and intangible assets amortization. Non-GAAP gross margin is defined as non-GAAP gross profit (loss) divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquired intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period.

Non-GAAP operating income (loss) and non-GAAP operating margin. Box defines non-GAAP operating income (loss) as operating income (loss) excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income (loss) divided by revenue. Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism (2)

expenses related to certain litigation, (3) expenses associated with restructuring activities, consisting primarily of severance and other personnel-related costs, and (4) expenses related to acquisitions, including transaction and discrete tax costs.

Non-GAAP net income (loss) attributable to common stockholders and non-GAAP net income (loss) per share attributable to common stockholders. Box defines non-GAAP net income (loss) attributable to common stockholders as GAAP net income (loss) attributable to common stockholders excluding expenses related to SBC, intangible assets amortization, amortization of debt issuance costs, undistributed earnings attributable to preferred stockholders, and as applicable, other special items as described in the preceding paragraph. Box defines non-GAAP net income (loss) per share attributable to common stockholders as non-GAAP net income (loss) attributable to common stockholders divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog, offset by contract assets. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract and invoicing is not dependent on a future event such as the delivery of a specific new product or feature, or the achievement of contractual contingencies. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure because it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Non-GAAP free cash flow and free cash flow margin. Box defines non-GAAP free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Free cash flow margin is calculated as non-GAAP free cash flow divided by revenue. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

About Box

Box (NYSE:BOX) is the leading Content Cloud, a single platform that empowers organizations to manage the entire content lifecycle, work securely from anywhere, and integrate across best-of-breed apps. Founded in 2005, Box simplifies work for leading global organizations, including AstraZeneca, JLL, Morgan Stanley, and Nationwide. Box is headquartered in Redwood City, CA, with offices across the United States, Europe, and Asia. Visit box.com to learn more. And visit box.org to learn more about how Box empowers nonprofits to fulfill their missions.

Contacts

Investors:
Cynthia Hiponia and Elaine Gaudioso
+1 650-209-3463
ir@box.com

Media:
Denis Roy and Rachel Levine
+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	January 31,	January 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$428,465	$416,274
Short-term investments	32,783	170,000
Accounts receivable, net	264,515	256,312
Deferred commissions	48,040	46,025
Other current assets	32,960	27,953
Total current assets	806,763	916,564
Property and equipment, net	69,972	105,755
Operating lease right-of-use assets, net	131,172	172,808
Goodwill	73,863	74,466
Deferred commissions, non-current	71,999	72,884
Other long-term assets	53,396	49,532
Total assets	$1,207,165	$1,392,009
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$50,492	$58,942
Accrued compensation and benefits	44,086	54,705
Finance lease liabilities	29,318	41,235
Operating lease liabilities	47,752	44,608
Deferred revenue	544,179	519,485
Total current liabilities	715,827	718,975
Debt, net, non-current	369,351	367,463
Operating lease liabilities, non-current	118,001	168,192
Other long-term liabilities	37,847	44,586
Total liabilities	1,241,026	1,299,216
Series A convertible preferred stock	489,990	487,880
Stockholders' deficit:
Common stock	14	15
Additional paid-in capital	818,996	972,020
Accumulated other comprehensive loss	(7,065)	(4,543)
Accumulated deficit	(1,335,796)	(1,362,579)
Total stockholders' deficit	(523,851)	(395,087)
Total liabilities, convertible preferred stock and stockholders' deficit	$1,207,165	$1,392,009

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2023	2022	2023	2022
Revenue	$256,476	$233,361	$990,874	$874,332
Cost of revenue (1)	61,014	64,680	252,556	249,484
Gross profit	195,462	168,681	738,318	624,848
Operating expenses:
Research and development (1)	60,724	59,105	243,529	218,523
Sales and marketing (1)	83,325	79,668	331,400	298,635
General and administrative (1)	31,703	30,074	126,549	135,316
Total operating expenses	175,752	168,847	701,478	652,474
Income (loss) from operations	19,710	(166)	36,840	(27,626)
Interest and other income (expense), net	3,802	(1,563)	(2,433)	(9,838)
Income (loss) before provision for income taxes	23,512	(1,729)	34,407	(37,464)
Provision for income taxes	2,983	2,596	7,624	3,995
Net income (loss)	$20,529	$(4,325)	$26,783	$(41,459)
Accretion and dividend on series A convertible preferred stock	(4,306)	(4,333)	(17,110)	(12,419)
Undistributed earnings attributable to preferred stockholders	(1,853)	—	(1,106)	—
Net income (loss) attributable to common stockholders	$14,370	$(8,658)	$8,567	$(53,878)
Net income (loss) per share attributable to common stockholders, basic and diluted	$0.10	$(0.06)	$0.06	$(0.35)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
Basic	143,555	148,271	143,592	155,598
Diluted	150,518	148,271	150,192	155,598
(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2023	2022	2023	2022
Cost of revenue	$4,343	$5,084	$17,816	$20,093
Research and development	16,523	18,272	68,900	68,063
Sales and marketing	14,201	14,205	58,448	52,547
General and administrative	9,917	9,906	40,468	38,271
Total stock-based compensation	$44,984	$47,467	$185,632	$178,974

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$20,529	$(4,325)	$26,783	$(41,459)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,582	19,124	65,988	78,234
Stock-based compensation expense	44,984	47,467	185,632	178,974
Amortization of deferred commissions	13,644	12,579	53,522	45,866
Other	(613)	290	2,312	2,862
Changes in operating assets and liabilities
Accounts receivable, net	(83,094)	(101,688)	(8,931)	(27,224)
Deferred commissions	(17,587)	(24,221)	(54,987)	(59,240)
Operating lease right-of-use assets, net	9,859	9,715	40,155	41,825
Other assets	1,312	(9,356)	(5,710)	(16,053)
Accounts payable, accrued expenses, and other liabilities	11,472	6,207	(252)	15,325
Operating lease liabilities	(11,450)	(11,199)	(44,555)	(47,389)
Deferred revenue	90,549	104,578	38,025	63,097
Net cash provided by operating activities	92,187	49,171	297,982	234,818
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(14,835)	(30,000)	(102,088)	(170,000)
Maturities of short-term investments	27,000	—	240,000	—
Purchases of property and equipment, net of sale proceeds	(1,894)	(1,225)	(4,433)	(4,702)
Capitalized internal-use software costs	(5,054)	(2,284)	(12,064)	(5,785)
Acquisitions, net of cash acquired	—	—	—	(59,395)
Other	—	187	(815)	514
Net cash provided by (used in) investing activities	5,217	(33,322)	120,600	(239,368)
CASH FLOWS FROM FINANCING ACTIVITIES:
Series A convertible preferred stock, net of issuance costs	—	(23)	(103)	485,080
Repurchases of common stock	(9,320)	(133,318)	(274,172)	(561,571)
Payments of dividends to preferred stockholders	(3,807)	(9,619)	(15,057)	(9,619)
Proceeds from issuances of common stock under employee equity plans	6,528	1,633	32,187	25,373
Employee payroll taxes paid for net settlement of stock awards	(19,132)	(13,706)	(93,910)	(57,383)
Principal payments of finance lease liabilities	(10,515)	(12,209)	(40,353)	(50,391)
Other	(68)	(156)	(5,087)	(4,350)
Net cash used in financing activities	(36,314)	(167,398)	(396,495)	(172,861)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	9,145	(423)	(9,935)	(1,212)
Net increase (decrease) in cash, cash equivalents, and restricted cash	70,235	(151,972)	12,152	(178,623)
Cash, cash equivalents, and restricted cash, beginning of period	358,805	568,860	416,888	595,511
Cash, cash equivalents, and restricted cash, end of period	$429,040	$416,888	$429,040	$416,888

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2023	2022	2023	2022
GAAP gross profit	$195,462	$168,681	$738,318	$624,848
Stock-based compensation	4,343	5,084	17,816	20,093
Acquired intangible assets amortization	1,452	1,451	5,808	5,148
Non-GAAP gross profit	$201,257	$175,216	$761,942	$650,089

GAAP gross margin	76.2%	72.3%	74.5%	71.5%
Stock-based compensation	1.7	2.2	1.8	2.3
Acquired intangible assets amortization	0.6	0.6	0.6	0.6
Non-GAAP gross margin	78.5%	75.1%	76.9%	74.4%

GAAP operating income (loss)	$19,710	$(166)	$36,840	$(27,626)
Stock-based compensation	44,984	47,467	185,632	178,974
Acquired intangible assets amortization	1,452	1,451	5,808	5,148
Acquisition-related expenses	—	67	53	1,282
Fees related to shareholder activism	—	(334)	(77)	15,644
Expenses related to litigation	415	—	722	—
Non-GAAP operating income	$66,561	$48,485	$228,978	$173,422

GAAP operating margin	7.7%	(0.1)%	3.7%	(3.2)%
Stock-based compensation	17.5	20.3	18.7	20.5
Acquired intangible assets amortization	0.6	0.6	0.6	0.6
Acquisition-related expenses	—	—	—	0.1
Fees related to shareholder activism	—	—	—	1.8
Expenses related to litigation	0.2	—	0.1	—
Non-GAAP operating margin	26.0%	20.8%	23.1%	19.8%

GAAP net income (loss) attributable to common stockholders	$14,370	$(8,658)	$8,567	$(53,878)
Stock-based compensation	44,984	47,467	185,632	178,974
Acquired intangible assets amortization	1,452	1,451	5,808	5,148
Acquisition-related expenses	—	1,134	53	2,349
Fees related to shareholder activism	—	(334)	(77)	15,644
Expenses related to litigation	415	—	722	—
Amortization of debt discount and issuance costs	473	470	1,888	1,878
Undistributed earnings attributable to preferred stockholders	(5,405)	(4,657)	(22,187)	(12,034)
Non-GAAP net income attributable to common stockholders	$56,289	$36,873	$180,406	$138,081

GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$0.10	$(0.06)	$0.06	$(0.35)
Stock-based compensation	0.31	0.32	1.29	1.15
Acquired intangible assets amortization	0.01	0.01	0.04	0.03
Acquisition-related expenses	—	0.01	—	0.02
Fees related to shareholder activism	—	—	—	0.10
Expenses related to litigation	—	—	0.01	—
Amortization of debt discount and issuance costs	0.01	—	0.01	0.01
Undistributed earnings attributable to preferred stockholders	(0.04)	(0.03)	(0.15)	(0.08)
Non-GAAP net income per share attributable to common stockholders, basic	$0.39	$0.25	$1.26	$0.88
Non-GAAP net income per share attributable to common stockholders, diluted	$0.37	$0.24	$1.20	$0.85
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
Basic	143,555	148,271	143,592	155,598
Diluted	150,518	155,981	150,192	163,337

GAAP net cash provided by operating activities	$92,187	$49,171	$297,982	$234,818
Purchases of property and equipment, net of proceeds from sales	(1,894)	(1,225)	(4,433)	(4,702)
Principal payments of finance lease liabilities	(10,515)	(12,209)	(40,353)	(50,391)
Capitalized internal-use software costs	(5,122)	(2,440)	(14,751)	(9,486)
Non-GAAP free cash flow	$74,656	$33,297	$238,445	$170,239
GAAP net cash provided by (used in) investing activities	$5,217	$(33,322)	$120,600	$(239,368)
GAAP net cash used in financing activities	$(36,314)	$(167,398)	$(396,495)	$(172,861)

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2023	2022	2023	2022
GAAP revenue	$256,476	$233,361	$990,874	$874,332
Deferred revenue, end of period	566,630	534,242	566,630	534,242
Less: deferred revenue, beginning of period	(467,080)	(429,664)	(534,242)	(465,613)
Contract assets, beginning of period	2,969	1,073	1,111	25
Less: contract assets, end of period	(1,900)	(1,111)	(1,900)	(1,111)
Billings	$357,095	$337,901	$1,022,473	$941,875

BOX, INC.

RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended			Fiscal Year Ended
	April 30, 2023			January 31, 2024
GAAP net (loss) income per share attributable to common stockholders range, basic and diluted	$(0.04)	-	$(0.03)	$0.17	-	$0.23
Stock-based compensation	0.33		0.33	1.41		1.41
Acquired intangible asset amortization	0.01		0.01	0.04		0.04
Expenses related to litigation	0.01		0.01	0.03		0.03
Amortization of debt issuance costs	—		—	0.01		0.01
Undistributed earnings attributable to preferred stockholders	(0.04)		(0.04)	(0.17)		(0.17)
Non-GAAP net income per share attributable to common stockholders range, basic	$0.28	-	$0.29	$1.50	-	$1.56
Non-GAAP net income per share attributable to common stockholders range, diluted	$0.26	-	$0.27	$1.42	-	$1.48

Weighted-average shares, basic			145,000			145,000
Weighted-average shares, diluted			154,000			153,000

Note: figures may not sum due to rounding.

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN GUIDANCE

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	April 30, 2023	January 31, 2024
GAAP operating margin	0.5%	4.5%
Stock-based compensation	19.5	19.5
Acquired intangible assets amortization	0.5	0.5
Acquired intangible assets amortization	0.5	0.5
Non-GAAP operating margin	21.0%	25.0%